FINAL TRANSCRIPT
Thomson StreetEventssm
LNCE — Q1 2008 Lance, Inc. Earnings Conference Call
Event Date/Time: Apr. 25. 2008 / 9:00 AM ET

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FINAL TRANSCRIPT
Apr. 25. 2008 / 9:00 AM, LNCE — Q1 2008 Lance, Inc. Earnings Conference Call
CORPORATE PARTICIPANTS
Russell Allen
Lance, Inc. — Director of Planning and Investor Relations
Rick Puckett
Lance, Inc. — EVP and CFO
David Singer
Lance, Inc. — President and CEO
CONFERENCE CALL PARTICIPANTS
Heather Jones
BB&T Capital Markets — Analyst
Mitch Pinheiro
Janney Montgomery — Analyst
John Feeney
Wachovia Securities — Analyst
Ann Gurkin
Davenport & Co. — Analyst
Diane Geissler
Merrill Lynch — Analyst
Sarah Lester
Sidoti & Company — Analyst
PRESENTATION
Operator
Welcome to the Lance Incorporated conference call. All lines will be in a listen-only mode until the question-and-answer segment. I would like to inform all participants that this call is being recorded at the request of Lance Incorporated today, April 25th, 2008. You may disconnect at any time.
I would now like to tern the call over to Mr. Russell Allen, Director of Planning and Investor Relations. Please go ahead, sir.
Russell Allen — Lance, Inc. — Director of Planning and Investor Relations
Thank you and good morning, everyone. With me today are Dave Singer, President and Chief Executive Officer, and Rick Puckett, Executive Vice President and Chief Financial Officer. In today’s call, Dave and Rick will discuss our 2008 first quarter results, as well as the outlook for 2008. As a reminder, we are webcasting this conference call, including the supporting slide presentation, on our website at www.lance.com.
Before we begin, I would like to point out that during today’s presentation, management may make forward-looking statements about our company’s performance. Actual results could differ materially from those projected in such quarterly statements. Information concerning certain factors that could cause results to differ materially from those projected in forward-looking statements is contained in the company’s most recent Form 10-K filled with the Securities and Exchange Commission.
I will now turn over the call to Rick Puckett, Executive Vice President and Chief Financial Officer, to begin management’s comments.

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Apr. 25. 2008 / 9:00 AM, LNCE — Q1 2008 Lance, Inc. Earnings Conference Call
Rick Puckett — Lance, Inc. — EVP and CFO
Thank you, Russell, and good morning everyone. We received quite a few calls at the end of last quarter’s call saying that the slide presentation seemed to be a pretty efficient way of communicating, so we are planning on doing this on a go-forward basis, and you see it again for this quarter.
Let me just start with Page Four in the presentation, and talk about some highlights. We continue to see solid revenue growth in all of our core products and channels. We executed an initial round of price increases and we began the implementation of the second round on private label products. We continued the — we saw a continued excalation in ingredient costs which negatively impacted margins, and I will go through specifically wheat and oil in a few seconds. We did see continued improvement in the supply chain, and DSD operating efficiencies, in spite of fuel cost increases. Our profitability was in fact in line with our expectations for the first quarter. We also acquired the Brent & Sam’s company, a gourmet premium cookie manufacturer, in March of this year.
If we turn to Page Five, in looking at wheat, you can see that quarter one of ’08 was in fact very much a volatile time in terms of the wheat costs. That was an indication of what we expected and we saw that, and we have, in recent times at least, saw a little bit of a reprieve from that, as you can see in the second quarter of ’08.
On the oil chart, soybean oil, which is basically a benchmark for all of our cooking oils that we use in our bakery, and also our salty snacks, a similar situation in the first quarter with record high prices in soybean oil. Those came down towards the end of the first quarter but have continued their escalation in the second quarter. So we shall see some continued pressure on the soybean oil side.
On Page Seven, just looking at some key statistics, net sales rose 8.5% in the quarter, from $182.4 million to $ 198 million. Pricing in the amount — amounted to about four percentage points of the increase. Gross margin decline of almost six points was all attributed to the commodity increases. On the SG&A side, we showed continued improvement year-over-year there of something like 1.4 basis-or 140 basis points, and that was in spite of fuel costs, which cost us about 40 basis points for the quarter, a higher depreciation of about 25 basis points, and then we also made some investments at the beginning of this year in marketing and sales to help drive our top line going forward, and that was an additional 40 basis points year-over-year.
Our tax rate, as you can see, is a little high than you might have expected at 38.5%. I will tell you by the end of the fiscal year here in December, we expect that to be about 36 to 36.5%. We have some tax items that will be expiring in Q3 of this year that will drive the rate down on a full-year basis. Net income at $600,000 compared to $6 million last year, again driven by the ingredients cost impact, and earnings per share of $0.02 per share versus $0.19 last year.
On Page Eight, we look at a split between branded and non-branded revenue. Our branded revenue increased by 5.4% and about 3.5% to 4% of this is in fact pricing. Non-branded increased 14%; 6% of this is pricing. There was, in fact, a little bit of buying ahead of the price increases in the non-branded side during the quarter. On our branded side, Cape Cod growth continued to grow at strong double digits, and Home Pack grew at high single digits.
On Page Nine, our EBITDA decreased 12.6%, again driven by the ingredients costs for the quarter. EBITDA as a percent of sales was just under 8%. As pricing goes into effect, or as pricing catches up with commodities, we will see that come back to where was expected. Our net debt increased primarily — and totally as a result of our Brent & Sam’s acquisition. However, our net debt to EBITDA ratio was still at 1.2.
On Page Ten you will see the quarter-by-quarter increase in revenue. This is actually year-over-year increase by quarter. So at 8.5%, which includes Brent & Sam’s, by the way, excluding Brent & Sam’s the number is 8.2%.

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Apr. 25. 2008 / 9:00 AM, LNCE — Q1 2008 Lance, Inc. Earnings Conference Call
On Page 11, we see, again, the red line here represents a trailing four quarters and the blue column is in fact the quarter. So you can see that we were slightly better than last quarter, but still being impacted by ingredients cost.
On Page 12, this is the SG&A percent of net sales, and this is where we would show the indication of our improvements in the supply chain and DSD operations. So even though the quarter ticked up a little bit from quarter to quarter, our downward trend is still continuing, it’s at 36% compared to about 38% at this time last year. So we have taken almost 200 basis points out of the SG&A cost, in spite of higher fuel and depreciation and marketing spending of about 100 basis points, and then also the investment to support the top line growth of about 40 basis points.
On Page 13 is the operating profit margin trend, and the dip that we’ve seen is what we have been expecting and communicating over the last several quarters, as it relates to the impact of ingredients cost. We have been able to offset some of that with the SG&A improvements, but as you saw in the wheat and oil charts, it is a very significant impact to our bottom line.
On Page 14, cash flow from operating activities is $5.9 million. CapEx at 7.1, which is pretty consistent with last year. So our subtotal free cash flow before dividends was actually a negative 1.2 for the quarter, and we did pay $5 million worth of dividends.
On Page 15, just to review the full year estimates, we are changing the net sales estimate from — or to — $805 million to $835 million, to reflect the Brent & Sam’s acquisition. The EPS guidance remains unchanged, for a couple of reasons. One, Brent & Sam’s will be slightly accretive but not materially accretive for the year, and the ingredients costs are still very volatile. So by the end of the second quarter, we will have a much firmer picture of what the earnings per share will be for the year. Our capital spending is still forecasted at 45 to $50 million.
At this point, I will turn it over to Dave Singer for his comments.
David Singer — Lance, Inc. — President and CEO
Thanks, Rick.
If you look at Slide number 17, I will start off by giving you some insight into our first quarter results. As Rick mentioned, our top line grew by 8.5% in the quarter. Of this, about half was due to price increases, with the remaining growth driven by volume gains. We were very pleased with the strength in our sales performance for the quarter. Our branded portfolio was up a little more than 5% in total, of which about 4% was pricing and the remainder was driven by net volume increases. We saw a continuation of solid volume growth and market share gains in our most important product lines. Lance Home Pack sandwich cracker volume was up high single digits, and Cape Cod volume was up double digits. This volume growth was partially offset by declines in product lines and channels that we have de-emphasized, as we narrow our focus on more profitable business.
To date, we have not seen any material softness in our branded product sales as a result of our price increases. Although this is encouraging, it is too early to tell exactly what the net impact will ultimately will be, considering the competitive environment and consumer action is long term. Sales in our non-branded portfolio were up 14% in the quarter, of which about 6% was pricing and the remaining 8% driven by volume increases. As we had discussed in our previous call, we executed an initial round of price increases to non-brand customers, taking effect throughout the first quarter, and we have executed an additional round of pricing that will take effect throughout the second quarter. Although we did experience growth in the quarter from a continuation of new customer gains and new product offerings, some of the volume increase in the quarter can be explained by some customers pulling ahead orders prior the effective date of the second round of price increases that was scheduled for the second quarter. Overall, our customers’ reactions to our price increases have been in line with our expectations.
Our outlook beyond the second quarter is, of course, based on the outlook for ingredients costs along with our assessment of the competitive environment. Our ingredients costs will be higher in the second quarter than in the first, due to timing of our purchase contracts throughout the first and second quarters, and will, like the first quarter, be at a level higher than we had

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Apr. 25. 2008 / 9:00 AM, LNCE — Q1 2008 Lance, Inc. Earnings Conference Call
included in our pricing actions today. At this point, we have planned additional pricing actions in our salty snack portfolio during the third quarter, and we will continue to evaluate additional pricing actions needed in the back half of this year to assure that our margins are restored.
As previously announced, on March 14th we purchased Brent & Sam’s Incorporated, a producer of branded and private label premium gourmet cookies. This acquisition is directly linked to our strategy to increase our presence in the premium private label cookie and cracker market. The addition of premium private label cookies will broaden and diversify our product portfolio, capitalize on the growth in premium private label products, and make us a more valuable partner to our customers. We anticipate that incremental revenue for the portion of the year that we own Brent & Sam’s will be approximately $15 million, and then this acquisition will be slightly accretive to earnings per share in 2008.
During the quarter, we also continued to make progress on our supply chain and DSD efficiency initiatives. From a supply chain perspective, we began implementing our new demand planning process this quarter, which has been developed over the past several months. This process, and the related system tools, will help us with production planning, leading to better manufacturing efficiency, better in-stock performance, lower inventory levels and fewer staff. We also successfully completed the consolidation of our manufacturing facilities in Canada from three locations down to two. This consolidation will help streamline our overall supply chain and increase manufacturing efficiency, while maintaining the capacity and flexibility needed to support continued growth. The process went smoothly and we fully anticipate realizing the efficiencies and cost savings originally planned. In the area of DSD efficiency improvement, during the quarter we improved average sales by per DSD route by more than 10% versus last year’s first quarter, driven by route reengineering and sales growth. We also continue to see improvements in our route sales retention rate, which has been a key focus for the last year. Reducing route sales turnover is vital to our ability to execute the operational improvements we need in our DSD system over the next several years.
Now if you will turn to slide number 18, I would like to remind you of our key areas of focus for the remainder of the year. In our branded business, our focus will be on continuing our growth momentum, while executing additional pricing actions to restore our profit margins. We will also be focused on maintaining and extending the progress we have made in cost efficiency over the past few years, and improving our overall product and channel sales mix. On the non-branded side of the business, we plan to restore our margins with appropriate pricing actions and grow and widen our overall margins through growth with existing and new customers, and a higher mix of premium product offerings. As a note, our plan to increase our premium private label product offerings are not solely related to the Brent & Sam’s acquisition. We have also begun to offer our customers a wider variety of private label cookies to incorporate premium product categories.
In conclusion, our pricing actions are going as planned. Our sales remain solid. Our focus on key operational initiatives continues to drive cost savings and efficiency gains, and our outlook for long-term margin enhancement remains positive. As I’ve mentioned before, the margin pressure we’re currently experiencing from this escalating ingredients cost is masking the impact of our solid growth in sales, and progress we are making on improving the overall efficiency of our operations. However, we believe that once we get through the process of adjusting our pricing to be more in line with ingredients costs, our operating margins will more accurately reflect the progress we have made and will continue to make over the next several years.
I would like to thank you all for your continued interest in and support of Lance, and I would like to turn it over to the moderator now to start the Q&A.
QUESTIONS AND ANSWERS
Operator
(OPERATOR INSTRUCTIONS)
Your first question comes from the line of Heather Jones with BB&T Capital Markets.

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Apr. 25. 2008 / 9:00 AM, LNCE — Q1 2008 Lance, Inc. Earnings Conference Call
Heather Jones — BB&T Capital Markets — Analyst
Morning.
David Singer — Lance, Inc. — President and CEO
Good morning.
Heather Jones — BB&T Capital Markets — Analyst
I have a few questions. I was wondering, first, when you said $13 million in higher commodity costs for the quarter, is that just like wheat, soybean oil, or does that include natural gas and diesel?
Rick Puckett — Lance, Inc. — EVP and CFO
It does not include diesel or natural gas.
Heather Jones — BB&T Capital Markets — Analyst
Could you tell us how much that hit you for the quarter?
David Singer — Lance, Inc. — President and CEO
Natural gas was not a huge impact for the quarter, although the rest of the year we are looking at possibly some pressures there. Diesel was pretty small for the first quarter, only a couple hundred thousand dollars.
Heather Jones — BB&T Capital Markets — Analyst
Okay. All right. And as far as your branded price increases for Q1 of 4%, I am just wondering first—well, I just estimate that you have a net of just the $13 million commodity hits, you have about a $0.12 impact from net of the pricing you took. What kind of price increase are you planning for Q2 in private label, and just wondering why it is not a definitive yet that you will raise pricing across all of branded for the rest of the year?
Rick Puckett — Lance, Inc. — EVP and CFO
The pricing in the first quarter on private label was more than-I guess we said 6%. It averaged 6% because it took effect during the quarter, so by the time the quarter was over, the running rate was well above 6%. The second increase, we don’t get specific with exactly what it was, but we took another increase and a significant increase that will take place during the second quarter. So the average increase that we will present during the second quarter will be a combination of the average of the actual increase in the first quarter plus an additional increase in the second. So by the time we get to the third quarter, both increases will be up fully in effect. So our pricing for private brands in the third quarter compared to prior year will be significantly higher than either the first or second quarter averages. We are pretty comfortable right now that the level we have will restore our margins for private brands.
On the branded side, we definitely have put in place plans for price increases in our salty snack portfolio. We believe that across the board the environment in the salty snack market will support that.

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Apr. 25. 2008 / 9:00 AM, LNCE — Q1 2008 Lance, Inc. Earnings Conference Call
In the bakery side, we have taken an increase that’s not quite enough to restore our profit margin on a percentage basis, but it does restore our margins on a unit basis. Our gross margins are very high already, and growing that business is important, and we’re just monitoring the market. We will consider additional actions if needed, but at this point they’re not planned. So that’s why they are not definitive, but on the salty snack side, there are definitive increases coming.
Heather Jones — BB&T Capital Markets — Analyst
As far as your wheat costs, from what I understand your flour costs are pegged to the CBOT wheat price, which has come down considerably. It is in the mid 8s and I think it was in the low 10s at the time of your Q4 call. But because of the weak dollar, speculative interest or whatever, there is now a huge difference between where CBOT is trading and where local cash markets are trading; it’s on the order of $1.50 to $2.00, depending on the day, which is clearly of enormous magnitude for you. So I am wondering if-this is not-this kind of basis spread has not been the case in the past. I am just wondering, given that, this new environment, would you reconsider how you purchase your wheat?
David Singer — Lance, Inc. — President and CEO
Well, and the answer, Heather, is obviously there is a lot of differences in the costs associated with bringing cash regional market wheat to our facilities versus bringing CBOT-based wheat to our facilities from our current suppliers. So there are some other things that will offset some of that spread. I think your observation is correct, is that the spread is now larger than it has been in the past and therefore we are actually looking at what it might take to source our wheat in different places, whether or not we can get our current suppliers to do that, or whether we would have to? What kind of costs would we have to incur internally in order to manage that and to administrate that? Because there is the whole quality issue, there’s the mixing issue that we would have to oversee; a lot of things that we would have to oversee ourselves that we are currently not manned to do. So we would have to add some people in order to make this work for us in any kind of magnitude. But your point is well taken, and in light of where wheat costs and the differences we currently see there, we are looking at the opportunities.
Heather Jones — BB&T Capital Markets — Analyst
Okay. And then finally, and I just don’t know if my math is correct. I think you said roughly half of the sales increase for the quarter was pricing. So I took that number and netted it against your $13 million cost kit, and you still would have been down roughly $0.05 year-over-year. And I am just wondering, given that last year you were ticking [off] considerable SG&A costs, I am just wondering what accounts for, first, that $0.05, and also why net/net you would not have been up year-over-year? I am wondering if you could walk me through that? And I may have done my math wrong.
Rick Puckett — Lance, Inc. — EVP and CFO
You are not too far off, Heather. $0.02 of the $0.05 is actually foreign exchange difference year-over-year.
Heather Jones — BB&T Capital Markets — Analyst
Okay.
Rick Puckett — Lance, Inc. — EVP and CFO
And then fuel costs, diesel but gasoline is another $0.02 year-over-year. And then we did invest pretty heavily in marketing research for the first quarter versus last first quarter, so that is another penny and a half or two. And then the incremental depreciation that we have versus last year is another couple of cents. Once you add all those things together, you will see a

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Apr. 25. 2008 / 9:00 AM, LNCE — Q1 2008 Lance, Inc. Earnings Conference Call
slight improvement year-over-year. In other words, you will be able to reconcile what you are looking, for which is improvements in the S&D piece.
Heather Jones — BB&T Capital Markets — Analyst
When you are talking about pricing and internal improvements, are you targeting it enough to not only offset wheat, soybean oil, et cetera, but the FX, diesel, higher depreciation and — I guess by the end of this year, will you have gotten gross margins to the point that not only are you offsetting the higher commodity costs, but we’re seeing net improvements in EBIT margin and setting the company up to get significant margin leverage going into ‘09?
Rick Puckett — Lance, Inc. — EVP and CFO
Our goal over time is to increase our profit margin, and we have done a lot of things on the SG&A side that have been positive. The unprecedented volatility in commodity markets is such that it is hard to tell exactly how quickly the level of volatility will moderate and when pricing will catch up. But we expect the markets will support pricing that will restore our margins, and then put us in a position where all the key gains we have been getting will fall to the bottom line. Whether that happens exactly by the fourth quarter, our goal is for that to occur so that we would actually reap the benefits from all these improvements, but frankly when we see $3 and $4 movements in weeks on certain commodities, it’s pretty hard to peg exactly what will happen. But our goal would be to get our margins in line as we move into the fourth quarter.
Heather Jones — BB&T Capital Markets — Analyst
Okay. Thank you very much.
Operator
Your next question comes from the line of Mitch Pinheiro with Janney Montgomery.
Mitch Pinheiro — Janney Montgomery — Analyst
Good morning.
David Singer — Lance, Inc. — President and CEO
Good morning.
Mitch Pinheiro — Janney Montgomery — Analyst
Just looking at the sales line, if you look at the lower end of your guidance range, $805 million, and I back out 15 for Brent & Sam’s, the implied growth rate from ‘07 to ‘08 would be about — a little under 4%, 3.7. But you are getting — I am trying to understand the bottom end of the range, that’s my question. With the type of pricing you’re getting are you forecasting at the bottom end of the range volume declines in the last two or three quarters? How should we think about the bottom end of that sales range?

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Apr. 25. 2008 / 9:00 AM, LNCE — Q1 2008 Lance, Inc. Earnings Conference Call
David Singer — Lance, Inc. — President and CEO
I think our perspective on that is, the level of price increases that we are executing across branded and private brand are larger than we have ever executed by a factor of nearly three. The outcome of that on volume is uncertain, and we wanted to have a range that was reasonable, considering that much risk. I would say that — the way you are looking at it is that based what on the first quarter was, and the pricing that we are taking, that low end seems low, but again that is what is behind it.
Mitch Pinheiro — Janney Montgomery — Analyst
Okay. Okay. Speaking to price increase and elasticity, so far, so good is what you are saying? Correct. Okay. I would love to hear your commentary. I have been hearing about transaction declines in the C-store channel and lower rings in the C-store channel. And perhaps you have been down-sizing, down-channeling from grocery down to mass merch, down to club, down to dollar stores et cetera. My question is how — what are you seeing in that regard, and two, how could that have an impact on your margins going forward?
David Singer — Lance, Inc. — President and CEO
In our convenience store channel, our volume was relatively soft. It was up modestly, very modestly. Our sales dollars, excuse me. We had a slight volume decline. However, we are not operating in a business-as-usual in convenience stores right now. Our mix is shifting significantly. We have been de-emphasizing products that we do not make, and emphasizing products we do make. So we are seeing a mix shift going on. So it is hard for us to tell, without having a stable product line, exactly what is going on. So I don’t know that I can provide insight.
Mitch Pinheiro — Janney Montgomery — Analyst
How about in the rest of your business? Are you seeing any shift in business away from grocery so some of the more value channels?
David Singer — Lance, Inc. — President and CEO
You know, frankly we don’t see that, but it is not something that, looking at our numbers, would jump out at us.
Mitch Pinheiro — Janney Montgomery — Analyst
Okay. And last question on the branded side is, if we were to see a shift, would that have — what are the margin implications there?
David Singer — Lance, Inc. — President and CEO
Our overall margins right now, when we consider everything, we are more profitable in grocery and mass than we are in those other channels. I think over time, when we become as efficient as I anticipate we will be in our convenience store business — I mean our DSD business, we will see better margins in convenience stores. But right now, in the near term shifts to grocery and mass are positive for us.

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Apr. 25. 2008 / 9:00 AM, LNCE — Q1 2008 Lance, Inc. Earnings Conference Call
Mitch Pinheiro — Janney Montgomery — Analyst
Thank you. On the non-branded side, so there was some buy-in in this quarter ahead of the price increase; would there bean equal amount of buy-in in Q2 if there is such a — a double buy-in because of an upcoming price increase?
David Singer — Lance, Inc. — President and CEO
The Q2 — the buy-in was in advance of the Q2 price increase. We had a little bit of a buy-in in December. It was modest. We had a larger buy-in at the — for our Q2 pricing, but that impacted the third period — or the first quarter. We do not anticipate at this point another price increase, so that buy in is behind us. That will dampen our second quarter sales. It enhanced our first quarter sales.
Mitch Pinheiro — Janney Montgomery — Analyst
Okay. So average 6%, but I thought there was another increase that will take place fully in Q2. So we will not have any buy-ins?
David Singer — Lance, Inc. — President and CEO
It was announced effective April 1 for most people. The reason it is taking place during Q2 is people had ordered — and the way our processes historically work, the pricing when you order is the pricing that you get. So it takes a little while for it to effectively flow through.
Mitch Pinheiro — Janney Montgomery — Analyst
Final question. As far as you — let’s say wheat and some of your large commodity purchases, typically you are not too far forward, but has that changed? Can you talk about maybe what your coverage is for ‘08?
David Singer — Lance, Inc. — President and CEO
I don’t think I want to get into specifics as to what our coverage is, but our — we have been developing a perspective on best to go at this, and it really is slightly different by channel. We are looking at protecting our margins and buying forward more in the future than we have in the past. Unfortunately, when you look at the first quarter and you look at that graph where wheat went as high as $13, we do not want to buying too far forward at $13. We feel pretty comfortable with where we are set. We have tremendous exposure in wheat for the rest of the year. Not very much in the second quarter; we pretty well locked our second quarter in during the first quarter. We have locked in some of the third. Not a lot and very little of the fourth. In the oil, we are slightly more hedged. But again, we just don’t want to go lock in the rest of the year at incredibly high prices, because if wheat falls, it will be difficult to maintain our pricing if it goes down too far. We are kind of developing a process through this level of volatility that is different than we had historically done.
Mitch Pinheiro — Janney Montgomery — Analyst
Beautiful. Thank you very much.
Operator
Your next question comes from the line of John Feeney with Wachovia.

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Apr. 25. 2008 / 9:00 AM, LNCE — Q1 2008 Lance, Inc. Earnings Conference Call
John Feeney — Wachovia Securities — Analyst
Good morning. Thank you. Can you hear me?
David Singer — Lance, Inc. — President and CEO
Hey, John.
John Feeney — Wachovia Securities — Analyst
I am on a mobile phone. I wanted to dig into the efficiency side first. SG&A as a percent of sales continues to come down, which is great. It’s just maybe down a little less than I would have thought given how much — how strong your top line has been.
David Singer — Lance, Inc. — President and CEO
Part of that relates to the things that Rick mentioned, where, for example, we have ramped up marketing spending, there’s and a little bit of timing in there. So, part of that is timing and part of that is some ramped up investments that don’t relate to the efficiency issues.
Rick Puckett — Lance, Inc. — EVP and CFO
John, one of the other things. There is some seasonality to this as well, as you probably got from quarterly looks. We have also, from the last quarter — sorry, first quarter of 2007 versus this quarter, we’ve invested quite a bit of money in bringing in new people and resources into our sales and marketing organization. We believed that we needed to add some resources there to continue to drive the top lean in a very strong way. We brought in innovation, people that we talked about before. We reorganized the sales organization, and that cost basically came in during the last half — last quarter of last year and the first quarter of this year. They’re now in place, and the organization is starting to hum a bit in the sales and marketing group. Innovation is starting to occur. We will start to see better revenue dollars as a result of that, and they will start paying for themselves as we go forward. Those are the major pieces, though.
John Feeney — Wachovia Securities— Analyst
Thank you. Specifically, I think at year end you were at 1,400, total route. Is that the sort of — after the this whole deficiency, you know, increasing rationalizing routes, is that a good number now for the next few years, do you think, Dave?
David Singer — Lance, Inc. — President and CEO
I believe — it depends on what happens to sales. But with the efficiency improvements that we will be working on now that we have gotten our retention rates in place, we’re working on getting the organization rate, we have gotten the assets improved; it is a kind of a multiphase process. A lot of the efficiencies that we anticipate are yet to come. So depending on what your assumption is for sales growth, given the sales levels that we have now, the type of volume we have now, I would anticipate fewer routes. Our plan would be to have volume grow and routes not decline much. But significant — continued volume growth. But I really anticipate over the next couple of years to have some acquisitions, which we would hope we would find appropriate acquisitions, but [apps] and acquisitions, we’ll see the tope line in our DSD sales and fewer routes. But I am not saying we will have fewer routes. I am saying that we will have higher sales per route, hopefully driven by the sales line more than route reductions.

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FINAL TRANSCRIPT
Apr. 25. 2008 / 9:00 AM, LNCE — Q1 2008 Lance, Inc. Earnings Conference Call
John Feeney — Wachovia Securities — Analyst
Are there any sort of benchmarks, like 5,10-year benchmarks that you could share with us about what kind of efficiency numbers you would like to get to on those routes?
David Singer — Lance, Inc. — President and CEO
I don’t think we are prepared to share that. But we have internal benchmarks we are shooting for. We have dramatically improved it in the past three years. We are up about 30%. We believe that that kind of improvement can continue for years at the moment.
John Feeney — Wachovia Securities — Analyst
Just turning to the pricing for a minute. You talk about non-branded price increase, which is pretty large a magnitude that just got put in place. There are not plans at the moment to take any further. Would you say that, if commodity costs stayed where they were in the last week or so, and pricing stayed where it did the last week or so, would you be at a gross profit per unit that was consistent with, you know, your long-term expectations and hopes?
David Singer — Lance, Inc. — President and CEO
Well, in our private brand business, I would say yes.
John Feeney — Wachovia Securities — Analyst
I know this might be hard for you —
David Singer — Lance, Inc. — President and CEO
Let me say that a little differently.
John Feeney — Wachovia Securities — Analyst
Okay.
David Singer — Lance, Inc. — President and CEO
We would want that to grow over time as a premium percentage grows, but given the mix that we have now we would be back where we want to be. Our margins in private brand, our goal would be to have that grow over time, but not because of expanded margin per unit, but a mix shift.
John Feeney — Wachovia Securities — Analyst
Okay. Finally, when you think about — it sounds like your tone now is a little — compared to the last call, it sounds like the selling organizations,you know, have gotten a little more focused on increasing the frequency of pricing and having those conversations. Do you feel like you have the organization in a place where people understand now for the — if this is the new commodity environment, it will be volatile, and maybe there is a difference now and you need to have more conversations with retailers about price? I know that had been a concern — prior practices had been a concern the last time we talked three months ago.

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FINAL TRANSCRIPT
Apr. 25. 2008 / 9:00 AM, LNCE — Q1 2008 Lance, Inc. Earnings Conference Call
David Singer — Lance, Inc. — President and CEO
Totally. A couple things have happened. One, we have taken increases that are incredibly large compared to anything the company’s every done before. We’ve taken two increases in a very short period of time, and together there are strong double-digit increases, and we have not really had any major business hits. So I think our organization has realized this environment is really different, and are much more comfortable doing that. So it is different.
Rick Puckett — Lance, Inc. — EVP and CFO
Well, we’re seeing competitors pricing as well in the market, because they are in the market every day, so I think they are getting the comfort level that obviously they are not the only ones taking price on there.
John Feeney — Wachovia Securities— Analyst
And you are comfortable on the retail — I am sorry, on the non-branded side. This might be hard for you to gauge, but do you feel like urging market share because others are pricing more than you, or maintaining market share or losing market share as you price more aggressively than competitors? If you had to guess, what would you say?
David Singer — Lance, Inc. — President and CEO
You know, as it relates to gaining market share, I think our volume is probably — my gut tells me our volume has grown faster than the market at this moment. Part of that could be the buy-ins, but I think a combination of improving our product mix, having a better sales organization, having marketing resources attached to our private brand business, is positioning us to gain a little market share. So I don’t think I would push it as pricing. Our goal would not be to use pricing to gain market share by any means. We don’t want to use price to gain market share; we want to provide service and better product lines to gain market share.
John Feeney — Wachovia Securities — Analyst
Thank you very much.
Operator
Your next question comes from the line of Ann Gurkin with Davenport.
Ann Gurkin — Davenport & Co. — Analyst
Good morning.
David Singer — Lance, Inc. — President and CEO
Good morning.

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FINAL TRANSCRIPT
Apr. 25. 2008 / 9:00 AM, LNCE — Q1 2008 Lance, Inc. Earnings Conference Call
Ann Gurkin — Davenport & Co. — Analyst
I want to start with the price gap in the marketplace between private label and branded. Are you comfortable with that gap right now?
David Singer — Lance, Inc. — President and CEO
At this point we are. It is too early to tell where that all settles out, because as we are taking our price increases, other people are, too. So we’ll see where that settles our but at this point, we feel pretty comfortable with it.
Ann Gurkin — Davenport & Co. — Analyst
Okay. Innovation, any change to your level of innovation in the back half of the year?
David Singer — Lance, Inc. — President and CEO
We will do a little more in the back half. We’ve put together an organization that is becoming more aggressive than we have in the past. We will see a little bit more in the back half, and that will accelerate into ‘08 -I mean, sorry, ‘09. If in terms of as a percent of overall sales, the biggest growth in innovation, it will be bigger in the second half than the first but it will not be huge. We anticipate becoming relatively competitive with other consumer product companies within 18 months to 24 months, in terms of the percentage of sales coming from new products, but we really have not been presently.
Ann Gurkin — Davenport & Co. — Analyst
Cash is down to about a million on your balance sheet. Can you comment on that?
Rick Puckett — Lance, Inc. — EVP and CFO
Obviously, we made the purchase of Brent & Sam’s, and we had a term loan on the balance sheet of $50 million in the past. If you remember, in Q4 our net cash was around # $36 million or so, subtracting out the cash. So we used that to fund the Brent & Sam’s acquisition.
Ann Gurkin — Davenport & Co. — Analyst
Will we see further acquisitions — will we see you all make further acquisitions this year?
Rick Puckett — Lance, Inc. — EVP and CFO
We remain pretty inquisitive and we are looking at things that come our way. We do not comment on specifics but we are certainly open.
Ann Gurkin — Davenport & Co. — Analyst
That is great. Thank you.

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FINAL TRANSCRIPT
Apr. 25. 2008 / 9:00 AM, LNCE — Q1 2008 Lance, Inc. Earnings Conference Call
Operator
Your next question comes from the line of Diane Geissler with Merrill Lynch.
Diane Geissler — Merrill Lynch — Analyst
Good morning. Can you hear me?
David Singer — Lance, Inc. — President and CEO
Yes.
Diane Geissler — Merrill Lynch — Analyst
I just wanted to clarify your statement earlier regarding your price increases and your expectation that by the back half of the year, you would see restoration of margins. Were you referring to gross margins or all in EBIT? Some of the things you have been doing on the supply chain, et cetera, that should be additive to margins, I would think over time, would that be included in that statement as well?
David Singer — Lance, Inc. — President and CEO
Our goal would be to have the improvements we are making be additive. But given the level of volatility in commodities and the pricing that we are taking, it is hard to tell exactly what the margins will be by the time we get to the fourth quarter, but our goal is long-term margin improvement through mix, sales growth, and efficiency improvements. So our pricing actions, we believe, will allow us to get there. Whether we are there exactly by the fourth quarter or not is a function of a lot of different moving parts.
Rick Puckett — Lance, Inc. — EVP and CFO
But it is EBIT margins.
Diane Geissler — Merrill Lynch — Analyst
It’s EBIT margins, not just gross margins?
Rick Puckett — Lance, Inc. — EVP and CFO
Correct.
Diane Geissler — Merrill Lynch — Analyst
Okay. And then question on the -you know, you had commented that you were looking to be — more of your revenue coming from new products. Can you give us an idea about where you want to be over the next 24 months in terms of, you know, revenue from products that have been in the market less than 24 months or less than three years?

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FINAL TRANSCRIPT
Apr. 25. 2008 / 9:00 AM, LNCE — Q1 2008 Lance, Inc. Earnings Conference Call
David Singer — Lance, Inc. — President and CEO
We are actually in the process right now of setting some internal benchmarks. It’s not something that we’ve even landed on internally for sure yet, because it’s really the innovation team has only been up and running for a couple of months. So we are probably not prepared to put a number out there yet.
Diane Geissler — Merrill Lynch — Analyst
All right. Certainly that is-just a comment here, just that would be obviously different than some of the things that Lance has done in the past as far as looking to grow revenue from new products etcetera, and sort of setting some benchmarks for your external shareholders and analysts or whomever, I think would be very helpful.
David Singer — Lance, Inc. — President and CEO
When we are comfortable with our ability, we would be glad to talk about it.
Diane Geissler — Merrill Lynch — Analyst
We have this conversation every quarter.
David Singer — Lance, Inc. — President and CEO
I know.
Diane Geissler — Merrill Lynch — Analyst
Hopefully someday.
David Singer — Lance, Inc. — President and CEO
It is definitely greater than 1%, I think.
Diane Geissler — Merrill Lynch — Analyst
Okay. Could you talk a little bit also about your marketing plans for the year? How that will flow? Any change year-over-year? As you bring new products to market later in the year, I would expect your marketing as a percentage of sales would need to go up in order to support new product launches?
David Singer — Lance, Inc. — President and CEO
I think over time, that’s probably fair. I think in the near term, sales are growing fast enough that it may not grow as a percentage of sales. It certainly did in the first period -I mean, the first quarter.

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FINAL TRANSCRIPT
Apr. 25. 2008 / 9:00 AM, LNCE — Q1 2008 Lance, Inc. Earnings Conference Call
Rick Puckett — Lance, Inc. — EVP and CFO
I would suggest that we have internally a very high quality R&D staff with the innovation team hooked up with this group of people in the manufacturing. They are developing things internally at probably a lower cost than you might expect us to be able to do without that, so we have some resources internally here that are helping us drive our costs down on new product innovation.
Diane Geissler — Merrill Lynch — Analyst
Would you say you think that your marketing spend this year will mimic the quarterly pattern from last year? Is there any sort of- one quarter is going to be higher than the other that we should be aware of as we are working through our models?
David Singer — Lance, Inc. — President and CEO
We will spend more in marketing than we did last year. But we have also incorporated that into our guidance.
Diane Geissler — Merrill Lynch — Analyst
But there is no timing — anything on the timing side that we should know about?
David Singer — Lance, Inc. — President and CEO
You should put some in the first quarter for being higher than last year.
Diane Geissler — Merrill Lynch — Analyst
Obviously.
David Singer — Lance, Inc. — President and CEO
The other thing is we are doing, by the way, is we are learning more about our product lines and where they are positioned. We are spending a little bit more on market research this year than we have in the past. We have that focus, if you will, in terms of where our products are positioned and how they should be positioned, and where brands can be taken, you know where can Cape Cod be taken, things like that that we’re really studying at the moment.
Rick Puckett — Lance, Inc. — EVP and CFO
We are really ramping the investment up as it relates to innovation, because as we start to prioritize where we go first and what types of products fit best under which brand umbrellas, that is really what we are spending the money on, to position ourselves to be effective in innovation.
Diane Geissler — Merrill Lynch — Analyst
Okay. Just a follow up from Ann’s question on the private label price gaps, we have not seen any — we follow that in a variety of categories in terms of private label — trade down to private label from branded. We have not noticed it in the market share data. Are you seeing anything in your relationships with your customers that would cause you to think that there is anything

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FINAL TRANSCRIPT
Apr. 25. 2008 / 9:00 AM, LNCE — Q1 2008 Lance, Inc. Earnings Conference Call
to be concerned about here as you continue to raise prices? I realize your second round of price increases is actually on the private label piece of business, but -
David Singer — Lance, Inc. — President and CEO
Are you saying that — are we worried that — from a -
Diane Geissler — Merrill Lynch — Analyst
Trade down from branded.
David Singer — Lance, Inc. — President and CEO
On our branded business, we will trade down? We really are not at this point. We have seen very strong growth in our branded business, so that is not something that is concerning us at the moment.
Diane Geissler — Merrill Lynch — Analyst
We are not seeing it either, but obviously you would see it on a more leading basis than we would from the market share data, so I did want to ask.
David Singer — Lance, Inc. — President and CEO
I think the other point to that is our products tend to be still a very good value from a snack perspective, even on the branded side.
Diane Geissler — Merrill Lynch — Analyst
Sure. Okay. Those were the questions I had. Thank you very much.
Operator
Your next question comes from the line of Sarah Lester with Sidoti & Company.
Sarah Lester — Sidoti & Company — Analyst
Morning.
David Singer — Lance, Inc. — President and CEO
Hi, Sarah.

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FINAL TRANSCRIPT
Apr. 25. 2008 / 9:00 AM, LNCE — Q1 2008 Lance, Inc. Earnings Conference Call
Sarah Lester — Sidoti & Company — Analyst
I think most of my questions have been answered. I just have one question though about the selling, marketing, and delivery costs. Can you separate that out from the G&A costs? On the press release it’s just one line, but I think at the Q it’s usually two?
David Singer — Lance, Inc. — President and CEO
We actually have consolidated that line in the Q, starting in Q1, to be consistent with our conversation to you, as a matter of fact, so that we do not cause confusion. We are not separating it out at this point but I will tell you the G&A is actually a little favorable to last year.
Sarah Lester — Sidoti & Company — Analyst
Okay. That is all.
Operator
Your next question comes from the line of Heather Jones with BB&T Capital Markets.
Heather Jones — BB&T Capital Markets — Analyst
Hi. I just had a couple follow-up questions. First on the G&A, you said a little favorable last year; are you talking absolute amount or relative to sales?
David Singer — Lance, Inc. — President and CEO
Absolute.
Heather Jones — BB&T Capital Markets — Analyst
Okay. And then going back to my Q1 question and asking what else impacted the quarter, you had said there was some timing issues as far as costs; I was wondering if you could quantify those as far as what costs fell into Q1 that we should not expect to repeat during the year?
David Singer — Lance, Inc. — President and CEO
There was relocation costs and some some recruiting costs on the head count side. They’re not significant in terms of that. Things like depreciation continues throughout the year, fuel costs look like they will continue throughout the year and maybe even get a little worse as we get into the second and third quarters. But on the SG&A side, there’s really not that much that was one-time.
Heather Jones — BB&T Capital Markets — Analyst
As far as-going back to your fuel comment, as far as magnitude relative to your sales and all, it looks like it will be a significant hit going through the rest of the year. Just wondering, have you bought ahead some? Because it sounds like you are not as concerned as the price increase would necessarily dictate?

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FINAL TRANSCRIPT
Apr. 25. 2008 / 9:00 AM, LNCE — Q1 2008 Lance, Inc. Earnings Conference Call
David Singer — Lance, Inc. — President and CEO
I think we are concerned. A quarter — each quarter is about $2 million annualized, I think. A quarter increase in gasoline and diesel together is a lot of money, and we are concerned. I think that — if there is any reason we are not running the flag up on that is that compared to commodities, it is such a small number that that we are focused on the other. But it definitely will squeeze us, and we don’t have a significant amount purchased forward, so we’re going to be hit with whatever happens.
Heather Jones — BB&T Capital Markets — Analyst
$2 million a quarter? So $8 million annualized? Or $2 million annualized?
David Singer — Lance, Inc. — President and CEO
Not $2 million a quarter, it’s $2 million annualized. $2 million for each $0.25 move in the price. So if $4.00 diesel as opposed to $3.00 last year, or $3.50 fuel — gasoline versus $2.50 last year, each quarter, $0.25 costs us about $2 million on an annualized basis.
Heather Jones — BB&T Capital Markets — Analyst
So a $1.00 increase would be $8 million on an annual basis?
Rick Puckett — Lance, Inc. — EVP and CFO
Heather, when we do our pricing analysis, we look at everything, not just wheel and oil.
Heather Jones — BB&T Capital Markets — Analyst
Uh-huh. What about your Canadian dollar exposure? Do you first of all consider that, and secondly, do you have it hedged?
David Singer — Lance, Inc. — President and CEO
We do and I will tell you that from a plan perspective or from an expectation perspective, we are pretty much in line with what we expected.
Heather Jones — BB&T Capital Markets — Analyst
Okay. And then finally, your branded sales continues to be a case of crackers and Cape Cod, salty snacks et cetera are doing great. When do you anticipate a tailing off of the impact of the declines in schools, up and down street food service, et cetera, where that robust growth that you are see in those other product lines shows through more?
David Singer — Lance, Inc. — President and CEO
As each quarter passes, we are getting closer to when that tails off. The business has been declining at a pretty good rate, so the percentage of decline hasn’t changed much, so it’s applying to a smaller number. We’re still -we’re probably another year or so away from that having a material leveling. If we can continue to drive Cape Cod and our sandwich cracker business at the rates we have had, about a year or so from now, year and a half from now, those drags ought to slow significantly.

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FINAL TRANSCRIPT
Apr. 25. 2008 / 9:00 AM, LNCE — Q1 2008 Lance, Inc. Earnings Conference Call
Heather Jones — BB&T Capital Markets — Analyst
Is it fair to say if you did not have the drags, that your branded sales growth would be high single digits?
Rick Puckett — Lance, Inc. — EVP and CFO
Probably pretty close.
Heather Jones — BB&T Capital Markets — Analyst
All right. Thank you.
Russell Allen — Lance, Inc. — Director of Planning and Investor Relations
Dave, I see that is our last question from investors.
David Singer — Lance, Inc. — President and CEO
Thank you very much for coming. We look forward to talking to you next quarter.
Operator
Thank you for participating in today’s conference. You may now disconnect.

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